As filed with the Securities and Exchange Commission on February 8, 2008.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CS CHINA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4100 N.E. Second Avenue, Suite 318 Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-147294
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(Title of Class)

Ordinary Shares, $.0001 par value
(Title of Class)

Ordinary Share Purchase Warrants
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement to which this Form 8-A relates (File No. 333-147294). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Index to Exhibits.

*3.1	Memorandum and Articles of Association
*4.1	Specimen Unit Certificate
*4.2	Specimen Ordinary Share Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Unit Purchase Option to be granted to Representative
*4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on November 9, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CS CHINA ACQUISITION CORP.

Date: February 7, 2008	By:	/s/ Sylvia Lee
Sylvia Lee
President